UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2017

Aura Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-17249	95-4106894
State of	(Commission	(IRS Employer
Incorporation)	File No.)	Identification Number

10541 Ashdale Avenue, Stanton,	CA 90680
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 643-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 – Entry into a Material Definitive Agreement.

On January 30, 2017, the Registrant entered into a First Amendment to Transaction Documents (the “Amendment”) with five parties (the “Signatories”), pursuant to which a Securities Purchase Agreement dated May 6, 2013 (the “2013 Purchase Agreement”) among Registrant, the Signatories, and two other parties has been amended. Pursuant to the 2013 Purchase Agreement, Registrant offered and sold convertible notes and warrants to the Signatories and the two other parties (collectively, the “Buyers” and individually a “Buyer”). The Buyers purchased an aggregate of approximately $4.9 million principal amount of convertible notes and warrants to purchase shares of common stock. As part of the 2013 transaction, Registrant entered into a security agreement dated on or about May 7, 2013 (the “Original Security Agreement”) with the Buyers pursuant to which the Buyers were granted a security interest in all of Registrant’s assets except its patents and any other intellectual properties in order to secure performance of the convertible notes. The 2013 Purchase Agreement, the convertible notes and warrants issued pursuant thereto, and the Original Security Agreement are sometimes collectively referred to herein as the “Transaction Documents.”

Section 11.11 of the 2013 Purchase Agreement provides that the 2013 Purchase Agreement or the other Transaction Documents can be amended by a written instrument signed by the Company and by the “Required Buyers,” provided that the amended provisions apply to all Buyers equally. The 2013 Purchase Agreement defines “Required Buyers” as Buyers holding or having the right to acquire at least 75% of the shares of Registrant’s common stock issuable upon conversion of the convertible notes and exercise of the warrants. The Signatories hold or have the right to acquire at least 75% of the shares of Registrant’s common stock issuable upon conversion of the convertible notes and exercise of the warrants.

The Amendment amends the 2013 Purchase Agreement and the Original Security Agreement, replaces the convertible notes with “Amended Notes” and replaces the warrants with “Amended Warrants.” The Covenants section of the 2013 Purchase Agreement is replaced by the covenants set forth in the Amendment, which provide in part for: the conduct of Registrant’s business; the prohibition of “Fundamental Transactions” as defined in the 2013 Purchase Agreement unless the successor entity assumes the obligations of Registrant under the Amended Notes and other Transaction Documents; and the granting of “piggyback” registration rights to the Buyers subject to standard limitations. Registrant also is obligated to file with the Securities and Exchange Commission by March 15, 2017 a preliminary proxy statement for a stockholders meeting at which Registrant will seek stockholder approval of resolutions to (i) elect a new board of at least five directors, (ii) approve a reverse stock split of up to 1-for-7 (the “Authorized Reverse Split”), and (iii) if required by applicable law, approve an exempt offering of securities. Registrant is obligated to use its best efforts to solicit stockholder approval of such resolutions, and must hold the stockholder meeting promptly following the mailing of the definitive proxy statement. In addition, the Amendment waives any and all events of default under the Transaction Documents existing on or prior to January 30, 2017 and amends the Defaults and Remedies section of the 2013 Purchase Agreement.

The Amended Notes provide that all accrued and unpaid interest thereon through October 31, 2016 be added to the principal amount of the Amended Notes. The Amended Notes bear interest at the rate of 0% until May 1, 2017 and 16% per annum thereafter, subject to reduction to comply with applicable law, and mature in 60 months. Upon certain financings, Registrant is obligated to make a payment to the holders. Immediately upon the effectiveness of the Authorized Reverse Stock Split, there shall be a mandatory conversion of 80% of the then-unpaid principal of and all of the then-accrued but unpaid interest on the Amended Notes. After the effectiveness of the Authorized Reverse Split, and so long as any portion of the Amended Notes are outstanding, the holders thereof may convert the unpaid principal and interest thereon into Registrant’s Common Stock at the voluntary conversion price of $0.20 per share.

In addition, the warrants and Original Security Agreement were amended by the Amendment.

The above discussion does not describe all of the terms of the amendments to the Transaction Documents, and is qualified in its entirety by the actual terms of such documents. Copies of the Amendment, including the exhibits thereto, and the 2013 Purchase Agreement are attached hereto as Exhibits 10.1 and 10.2, and are incorporated herein by this reference.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 – Unregistered Sales of Equity Securities.

To the extent the amendment of the outstanding convertible notes and warrants described it Item 1.01 constitutes a new issuance of securities, such issuance has not been registered under the Securities Act of 1933, as amended, by virtue of the exemption from registration provided by Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder.

SECTION 8 – OTHER EVENTS

Item 8.01 – Other Events.

The Registrant currently is delinquent in filing its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and consequently neither the narrative nor the financial information contained in the most recent such reports should be relied upon as presenting a materially accurate description of the current business or financial condition of the Registrant. The Registrant will seek to become current in its filings with the Securities and Exchange Commission as soon as reasonably practicable.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

10.1	First Amendment to Transaction Documents dated January 30, 2017 among Registrant and those persons who have signed the signature page thereto

10.2	Securities Purchase Agreement dated May 6, 2013 among Registrant and those persons listed on the Schedule of Buyers attached thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURA SYSTEMS, INC.
(Registrant)

Date: February 8, 2017

	By:	/s/ Melvin Gagerman
Melvin Gagerman
Chief Executive Officer
Chief Financial Officer